EXHIBIT 5.1

ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW

 COUNSELORS AT LAW                                 EMAIL: RANSLOW@ANSLOWLAW.COM

                                                                GREGG E. JACLIN

                                                   EMAIL: GJACLIN@ANSLOWLAW.COM

April 10, 2006


Combined Opinion and Consent
Millenia Hope Inc.
4055 Ste Catherine St., Suite 142
Montreal, Quebec H3Z 3J8

Gentlemen:

You have requested our opinion, as counsel for Millenia Hope Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 68,181,818 shares of common stock issuable in connection with the conversion of promissory notes, 3,000,000 shares of common stock issuable in connection with the exercise of Series A Warrants, and 3,000,000 shares of common stock issuable in connection with the exercise of Series B Warrants, all such shares sold by enumerated selling shareholders.

We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and shall become legally issued, fully paid and non-assessable when the notes are converted and the warrants are exercised and the underlying shares are issued.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

                    By:       /s/ Anslow & Jaclin, LLP
                              -------------------------
                              ANSLOW & JACLIN, LLP

      195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 Tel: (732)
                          409-1212 Fax: (732) 577-1188